UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with a closing on the purchase of multi-family development property in Tampa, Florida through a joint venture (discussed under “Item 8.01 – Other Events” below), we entered into an agreement (the “Crosstown JV Agreement”) for the operation of GGT Crescent Crosstown FL Venture, LLC, a limited liability company and our joint venture with Crescent Crosstown II, LLC (“Crescent”), an affiliate of Crescent Resources, LLC (the “Crosstown Joint Venture”). Under the Crosstown JV Agreement, our total capital commitment to the Crosstown Joint Venture is $6.24 million for our 60% interest, and Crescent’s total capital commitment to the Joint Venture is $4.16 million for its 40% interest in the joint venture. Generally, under the terms of the agreement, operating cash flow will be distributed to the members on a pro rata basis. In a capital event, such as a sale of the Crosstown Property, the proceeds will be distributed pro rata until invested capital is returned and a minimum return on capital is achieved, and thereafter Crescent will receive a disproportionate share of any sale proceeds at varying levels based on our having received certain minimum threshold returns.

Global Income, LP, our wholly-owned operating partnership (the “Operating Partnership”) is the managing member of the Crosstown Joint Venture. The Operating Partnership, as managing member, has delegated authority to manage certain of the day-to-day operations of the Crosstown Project to Crescent, subject to the Operating Partnership’s approval of all major decisions and certain rights to remove and replace Crescent as manager of day-to-day operations.

The Crosstown JV Agreement contains a buy-sell provision that permits either member to make an offer to purchase the other member’s entire interest in the Crosstown Joint Venture or to sell its entire interest in the joint venture to the other member at any time after the date that is 24 months after the completion of construction of the Crosstown Project.

See, also, the information discussed under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2012, GGT Crescent Crosstown FL Venture, LLC, a joint venture in which we own a 60% interest (the “Crosstown Joint Venture”), closed on the acquisition of the fee simple interest in a 25 acre parcel of land in Tampa, Florida (the “Crosstown Property”), for a purchase price of $4.33 million, exclusive of closing costs. The Joint Venture intends to construct and operate a Class A garden-style apartment community (the “Crosstown Project”) consisting of 15 three-story buildings totaling 344 apartment homes to be known as “Circle Crosstown.” The estimated development and construction costs, inclusive of the land acquisition, are $37.1 million. For a more detailed discussion of the transaction, see “Item 8.01 – Other Events” in this Current Report.

The construction of the Crosstown Project will be funded by draws on a $26.74 million construction loan from US Bank National Association. The loan is secured by the Crosstown Property and all improvements to be constructed thereon. The loan bears interest at the LIBOR rate, adjusted monthly, plus 2.50% per annum during the initial term of the loan and any extension period (the “Loan Rate”). The loan has an initial term of three years (but not later than March 27, 2015), and may be extended for two additional 12-month periods, each subject to certain conditions and the payment of a loan extension fee. Monthly interest only payments are required during the initial term of the loan. During any extension period, monthly installments of interest at the Loan Rate will be required as well as monthly installments of principal calculated based on a 30-year amortization period with an annual interest rate equal to the greater of (i) the then current 10-year Treasury Rate (as defined in the loan agreement), plus 2.50% per annum or (ii) 7.00% per annum. Assuming two extensions of the term of the loan, the outstanding principal balance of the loan is estimated to be approximately $26.17 million at the end of the second extension period. The loan may be prepaid at any time without penalty.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, as well as customary events of default, all as set forth in the loan documents. The loan is recourse to the Joint Venture. Crescent Resources, LLC (“Crescent Resources”) provided the lender with a completion guaranty for the project and a 50% repayment guaranty for the principal amount of the loan. During the term of the loan, the repayment guaranty may be reduced to between 35% and 15% of the principal amount of the loan if certain conditions are met.

Item 7.01	Regulation FD Disclosure.

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

In March 27, 2012, we acquired a 60% interest in GGT Crescent Crosstown FL Venture, LLC, a Delaware limited liability company (the “Crosstown Joint Venture”) and concurrently the Crosstown Joint Venture closed on the acquisition of the fee simple interest in a 25 acre parcel of land in Crosstown Center, a master planned community located in the southeast section (Brandon area) of Tampa, Florida. Our partner in the Joint Venture, Crescent Crosstown II, LLC, an affiliate of the development group of Crescent Resources, LLC (“Crescent Resources”), owns a 40% interest in the Crosstown Joint Venture. The Crosstown Joint Venture intends to develop, construct and operate on the property a Class A garden-style apartment community (the “Crosstown Project”) consisting of 15 three-story buildings totaling 344 apartment homes to be known as “Circle Crosstown.” The purchase price for the property was $4.33 million exclusive of closing costs. The estimated development and construction costs, inclusive of the land acquisition, are $37.1 million. The property is suitable for its intended purpose and is adequately covered by insurance.

The Crosstown Joint Venture acquired the 25 acre parcel (the “Crosstown Property”) from Crescent Resources, the developer of Crosstown Center. Crescent Resources is not affiliated with us or our advisor. Concurrent with the closing of the purchase of the property, we contributed $3.79 million of our total $6.24 million capital commitment to the joint venture, and Crescent Resources contributed $2.52 million of its total $4.16 million captial commitment to the joint venture. The initial capital contributions funded the purchase price and related closing costs as well as certain expenses, fees and pre-development costs. We are required to fund the balance of our capital commitment during the remaining development period from which certain development costs will be funded by the joint venture. Additional development and construction costs of the Crosstown Project will be funded by draws on a $26.74 million construction loan from US Bank National Association, discussed under Item 2.03 above.

Construction of the Crosstown Project is expected to commence in the second quarter of 2012, with the project scheduled to be completed in the second quarter of 2013. Once completed, we expect that the on-site management of the property will be provided by a national property management firm that specializes in the on-site management of multi-family properties.

The information contained in this Item 8.01 shall not be deemed incorporated by reference into Item 1.01 or Item 2.03 of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated March 30, 2012.

Statement Regarding Forward Looking Information

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Global Growth Trust, Inc. (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: the global impact of the current credit crisis in the U.S. and Europe; changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks of doing business internationally and global expansion, including unfamiliarity with new markets and currency risks; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2012	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 30, 2012.